As filed with the Securities and Exchange Commission on September 14, 2022
File No. 001-41477

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form 10
General Form for Registration of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934

Biohaven Research Ltd.
(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

c/o Biohaven Pharmaceuticals, Inc. 215 Church Street, New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)
(203) 404-0410 (Registrant’s telephone number, including area code)

Securities to be Registered
Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered Common Shares, without par value	Name of Each Exchange on Which Each Class is to be Registered The New York Stock Exchange
Securities to be Registered Pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “small reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large Accelerated Filer	☐ Accelerated Filer
☒ Non-Accelerated Filer	☒ Smaller Reporting Company
☒ Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS REFERENCE SHEET BETWEEN ITEMS OF FORM 10 AND THE ATTACHED INFORMATION STATEMENT.
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.Business
The information required by this item is contained under the sections “Information Statement Summary,” “Business,” “Where You Can Find More Information” and “Combined Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.
Item 1a. Risk Factors
The information required by this item is contained under the section “Risk Factors” in the Information Statement. That section is incorporated herein by reference.
Item 2.Financial Information
The information required by this item is contained under the sections “Unaudited Pro Forma Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Combined Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.
Item 3.Properties
The information required by this item is contained under the section “Business — Properties” of the Information Statement. That section is incorporated herein by reference.
Item 4.Security Ownership of Certain Beneficial Owners and Management
The information required by this item is contained under the section “Principal Shareholders” of the Information Statement. Those sections are incorporated herein by reference.
Item 5.Directors and Executive Officers
The information required by this item is contained under the section “Corporate Governance and Management” of the Information Statement. That section is incorporated herein by reference.
Item 6.Executive Compensation
The information required by this item is contained under the sections “Corporate Governance and Management — Non-Employee Director Compensation” and “Executive Compensation” of the Information Statement. Those sections are incorporated herein by reference.
Item 7.Certain Relationships and Related Transactions, and Director Independence
The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions,” “Principal Shareholders” and “Corporate Governance and Management — Director Independence” of the Information Statement. Those sections are incorporated herein by reference.
Item 8.Legal Proceedings
The information required by this item is contained under the section “Business — Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
The information required by this item is contained under the sections “Information Statement Summary,” “Risk Factors,” “The Separation and Distribution,” “Dividend Policy,” “Corporate Governance and Management,” “Shares Eligible for Future Sale” and “Description of Share Capital” of the Information Statement. Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities
Biohaven Research Ltd. was incorporated on May 2, 2022 under the laws of the British Virgin Islands. On May 2, 2022, Biohaven Pharmaceutical Holding Company Ltd. acquired 100 common shares of Biohaven Research Ltd. for a nominal capital contribution.
Item 11. Description of Registrant’s Securities to be Registered
The information required by this item is contained under the sections “The Separation and Distribution” and “Description of Share Capital” of the Information Statement. Those sections are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers
The information required by this item is contained under the section “Executive Compensation — Limitation of Liability and Indemnification of Officers and Directors” of the Information Statement. That section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data
The information required by this item is contained under the sections “Unaudited Pro Forma Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements” of this Information Statement. Those sections are incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 15. Financial Statements and Exhibits
(i)Financial Statements
The information required by this item is contained under the section “Index to Combined Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(ii)Exhibits
The following documents are filed as exhibits hereto:

Exhibit	Description
2.1	Separation and Distribution Agreement, dated as of May 9, 2022, by and among Pfizer Inc., Bulldog (BVI) Ltd. and Biohaven Pharmaceutical Holding Company Ltd.**

2.2	Agreement and Plan of Merger, dated as of May 9, 2022, by and among Pfizer Inc., Bulldog (BVI) Ltd. and Biohaven Pharmaceutical Holding Company Ltd.**

2.3
Membership Interest Purchase Agreement, dated as of February 24, 2022, by and among Biohaven Therapeutics LTD., Knopp Biosciences LLC, Channel Biosciences, LLC and Biohaven Pharmaceutical Holding Company Ltd., solely for the purpose of Section 9.14**

3.1	Amended Memorandum and Articles of Association, to be in effect following the Distribution

10.1	Amended and Restated Agreement, by and between the Registrant and Yale University, dated as of May 6, 2019**

10.2	License Agreement, by and between the Registrant and AstraZeneca AB, dated as of September 4, 2018**

10.3	License Agreement between Biohaven Therapeutics LTD. and Bristol-Myers Squibb Company, dated as of December 23, 2021**

10.4	ALS Biopharma Agreement, by and among the registrant, ALS Biopharma, LLC and Fox Chase Chemical Diversity Center Inc., dated as of August 10, 2015**

10.5	Amendment and Assignment, by and among the Registrant, ALS Biopharma, LLC, Fox Chase Chemical Diversity Center and Biohaven Therapeutics Ltd, dated as of May 29, 2019**

10.6	Employment Agreement dated May 9, 2017 by and between Biohaven Pharmaceuticals, Inc. and Vlad Coric**

10.7	Employment Agreement, dated December 8, 2021, between Biohaven Pharmaceuticals, Inc. and Matthew Buten**

10.8	Offer Letter dated February 21, 2017 by and between Biohaven Pharmaceuticals, Inc. and Elyse Stock**

10.9	Employment Agreement dated February 1, 2014 by and between Biohaven Pharmaceuticals, Inc. and Kimberly A. Gentile.**

10.10	Employment Agreement, dated March 29, 2016, between Biohaven Pharmaceutical Holding Company Ltd. and John Tilton**

10.11	2022 Equity Incentive Plan**

10.12	Form of Restricted Share Unit Grant Notice and Restricted Share Unit Award Agreement under 2022 Equity Incentive Plan**

10.13	Form of Share Option Grant Notice and Share Option Agreement under 2022 Equity Incentive Plan**

10.14	Legacy Equity Award Settlement Plan**

10.15	2022 Employee Share Purchase Plan **

10.16	Form of Employment Agreement by and between Biohaven Research Ltd. and Vladimir Coric**

10.17	Form of Employment Agreement by and between Biohaven Research Ltd. and Matthew Buten**

21.1	List of Subsidiaries

99.1	Preliminary Information Statement dated September 14, 2022
__________________
*    To be filed by amendment.
**  Previously filed.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Biohaven Research Ltd.

By	/s/ Vlad Coric, M.D.
Name: Vlad Coric, M.D.
Title: Chief Executive Officer
Dated: September 14, 2022